UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2005

Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

185 Berry Street, Suite 6504
San Francisco, California 94107
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 512-7624

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Friday, September 30, 2005, the Board of Directors (the “Board”) of the Company approved amendments to the Company’s Board compensation plan, which amendments had been recommended to the Board for approval by its Compensation Committee on March 22, 2005.

Under the amended compensation plan, each member of the Board will receive:

(i)
a yearly cash payment of $20,000 for each year of service on the Board, which payment may, at the director’s option, be received as a fully-vested option to purchase shares of the Company’s common stock with a face value of $60,000;

(ii)
a payment $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended by telephone, with the exception that directors who participate in Audit Committee meetings by telephone shall be paid $1000 for each meeting so attended;

(iii)	an initial option upon joining the Board to purchase 30,000 shares of the Company’s common stock, vesting monthly over the first two years of service; and
(iv)	an option to purchase 10,000 shares of the Company’s common stock granted on each anniversary of continued service on the Board, vesting monthly over one year.

The amended compensation plan also provides that a director serving as a chairperson of a committee of the Board shall receive an additional yearly cash payment of $10,000, with the exception that a director serving as chairperson of the Board or of the Audit Committee shall receive $15,000, and any such yearly payment to a chairperson may, at the director’s option, be received as a fully-vested option to purchase shares of the Company’s common stock with a face value of three times the amount of the yearly payment to be made.

Additionally, the amended compensation plan provides for acceleration of outstanding options held by directors in certain circumstances, including death or permanent disability, change in control of the Company, or if the director’s service on the Board is terminated without cause.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 25, 2005, the Company reported the appointment of Dennis H. Langer, M.D., J.D. to the Board. At the time of Dr. Langer’s appointment, his committee assignments had not been determined. On October 6, 2005, Dr. Langer was appointed to the Compensation Committee. Dr. James Niedel, M.D., Ph.D. has stepped down from the Compensation Committee. The current composition of the Compensation Committee is as follows: Dr. Bryan Roberts, Ph.D., chairperson, Mr. R. Scott Greer, and Dr. Langer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2005

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President and Chief Executive Officer